UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)
Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-52594

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A amends that certain Current Report on Form 8-K filed by Gran Tierra Energy Inc. (“Gran Tierra”) with the Securities and Exchange Commission (the “SEC”) on January 30, 2008, for the following purposes:

1.	To correct the required filing date on the cover thereof; and
2.
To correct an error regarding the date of issuance of the shares issued upon exchange of exchangeable shares, and to reflect the date upon which all actions were taken by the stockholders to exchange the shares. Although the paperwork for the exchange was dated January 15, 2008 (the date originally reported as the date of exchange), the paperwork was not delivered until later and, consequently, the issuance of the shares also occurred on a later date, as reflected below.

Item 3.02. Unregistered Sales of Equity Securities.

On 17 separate dates beginning on September 20, 2007 and ending on January 24, 2008, we issued an aggregate of 901,143 shares of our common stock for an aggregate purchase price of $964,949. These shares were issued to 25 holders of warrants to purchase shares of our common stock upon exercise of the warrants. The shares were issued to these holders in reliance on Section 4(2) under the Securities Act, in that they were issued to the original purchasers of the warrants, who had represented to us in the private placement of the warrants that they were accredited investors as defined in Regulation D under the Securities Act.

On January 30, 2008, we issued an aggregate of 2,483,334 shares of our common stock to two holders of exchangeable shares, which were issued by a subsidiary of Gran Tierra in a share exchange on November 10, 2005 and are exchangeable for shares of our common stock. The exchangeable shares, including all paperwork required for exchange, were properly tendered for exchange on January 28, 2008. The shares were issued to these holders in reliance on Regulation S promulgated by the SEC as no investor was a resident of the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 8, 2008	GRAN TIERRA ENERGY INC.

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer